EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-83809 and 333-138054) pertaining to Applied Industrial Technologies, Inc. Retirement Savings Plan for our report dated June 25, 2024 with respect to the financial statements and schedule of Applied Industrial Technologies, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) as of and for the year ended December 31, 2023.

/s/ BOBER, MARKEY, FEDOROVICH & COMPANY
Akron, Ohio

June 25, 2024

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-83809 and 333-138054) on Form S-8 of our report dated June 16, 2023, relating to our audit of the financial statements as of and for the year ended December 31, 2022, which appears in the annual report on Form 11-K of The Applied Industrial Technologies, Inc. Retirement Savings Plan for the year ended December 31, 2023.

/s/ Plante & Moran, PLLC

Cleveland, Ohio
June 25, 2024